Exhibit 10.7

FORM OF LOCK-UP AGREEMENT

SeatGeek, Inc.

902 Broadway

New York, NY 10010

Re:	Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Business Combination Agreement (the “BCA”), dated as of [__], entered into by and among RedBall Acquisition Corp., a Cayman Islands exempted company (“Parent”), Showstop Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of Parent (“First Merger Sub”), Showstop Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub”), and SeatGeek, Inc., a Delaware corporation (the “Company”), pursuant to which, through a series of transactions at the Closing with the Company, First Merger Sub and Second Merger Sub, Parent will acquire 100% of the outstanding equity and equity equivalents of the Company. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the BCA.

In order to induce Parent to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with Parent as follows:

1. Subject to the exceptions set forth herein, each Requisite Company Stockholder (each, a “Restricted Securityholder”, and collectively, the “Restricted Securityholders”) agrees not to, without the prior consent of the board of directors of the Parent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Parent Common Stock held by it immediately after the Closing, any shares of Parent Common Stock issuable upon the exercise of options or warrants to purchase shares of Parent Common Stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Parent Common Stock held by it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Parent Common Stock or securities convertible into or exercisable or exchangeable for Parent Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earliest of (w) six (6) months after the Closing, (y) such date that the closing price of Parent Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any period of thirty (30) consecutive trading days commencing at least ninety (90) days following the Closing Date and (z) the date on which Parent consummates a sale, merger, liquidation, exchange offer or other similar transaction after the Transaction that results in the stockholders of Parent immediately prior to such transaction having beneficial ownership of less than 50% of the outstanding voting securities of Parent, directly or indirectly, immediately following such transaction (a “Subsequent Transaction”) which results in its stockholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property having a value that equals or exceeds $12.00 per share (the period between the Closing Date and such earliest date, the “Lock-up”).

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)

in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned;

(ii)

in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)

in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)

transfers of any shares of the Parent Common Stock or other securities acquired as part of the PIPE Subscriptions or Designated Company Warrants (each as defined in the BCA) or issued in exchange for, or on conversion of or exercise of, any securities issued as part of the PIPE Subscriptions or Designated Company Warrants;

(ix)

transactions relating to Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up;

(x)

the exercise of any options or warrants to purchase Parent Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) or the vesting of stock awards of Parent Common Stock and any related transfer of shares of Parent Common Stock in connection therewith;

(xi)	Transfers made to satisfy tax withholding obligations pursuant to Parent’s equity incentive plans or arrangements;

(xii)

Transfers to Parent pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Parent or forfeiture of the Restricted Securityholder’s Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with the termination of the Restricted Securityholder’s service to Parent;

(xiii)

the entry, by the Restricted Securityholder, at any time after the Closing, of any trading plan providing for the sale of Parent Common Stock by the Restricted Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that (a) such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-Up and (b)(x) no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up or (y) if any public announcement is required of or voluntarily made by or on behalf of the Securityholder or the Company regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up;

(xiv)

transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Parent’s securityholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property; and

(xv)

transactions to satisfy any U.S. federal, state, or local income tax obligations of the Restricted Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the BCA was executed by the parties, and such change prevents the Transactions from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes).

provided, however, that in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement with Parent, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Restricted Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Restricted Securityholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. The Restricted Securityholder hereby represents and warrants that such Restricted Securityholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Restricted Securityholder, enforceable in accordance with its terms. Upon request, the Restricted Securityholder will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the Restricted Securityholder shall be binding upon the successors and assigns of the Restricted Securityholder from and after the date hereof. The Restricted Securityholder has independently evaluated the merits of its decision to enter into and deliver this Letter Agreement, and such Restricted Securityholder confirms that it has not relied on the advice of Parent, Parent’s legal counsel, the Company or its legal counsel, or any other person.

4. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Restricted Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

6. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up and (ii) the liquidation of the Parent.

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Very truly yours,

(Name of Restricted Securityholder – Please Print)

(Signature)

(Name of Signatory if Restricted Securityholder is an entity – Please Print)

(Title of Signatory if Restricted Securityholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]

Acknowledged and Accepted by:

SEATGEEK, INC.

By:
Name:
Title:

REDBALL ACQUISITION CORP.

By:

By:
Name:
Title:

SHOWSTOP MERGER SUB I INC.

By:
Name:
Title:

SHOWSTOP MERGER SUB II LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]